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                                                                 Exhibit 10.25

Lease by and between

Lexmark Office One Partners, LLP
Fargo, North Dakota
Landlord

and

Enstar Networking Corporation
Tenant

This Lease is made as of September 23, 1998, by and between Lexmark Office
One Partners, LLP, a North Dakota limited liability partnership ("Landlord") and Enstar Networking Corporation of Eden Prairie, Minnesota ("Tenant").

DATA SHEET
(The legal significance of the terms set forth in this Data Sheet is governed by references to such terms in the remainder of this Lease.)

1. Premises. That space in the Project, as designated on Exhibit A annexed hereto, consisting of approximately 3,874 square feet of Rentable Area. The Premises are assigned the following Unit identification Suite 200, situated at 1402 43rd St. SW, Fargo, ND, 58103:

Tenant shares the washrooms, janitorial area, kitchen, refuse area, any mechanical room serving Tenant's space, and the following: As per attached Site Plan Exhibit A.

2. Term. (3) years and (11) months and if the Commencement Date is not the first day of a calendar month, the partial calendar month in which the Commencement Date occurs and being fully completed September 30, 2002.

3. Scheduled Commencement Date. December 1, 1998, or such earlier date as the Tenant may occupy the Premises.

4.  Fixturing Days.  (7) days.

5. (a) Initial Rental Rate. (i) $11.00 per square foot of Rentable Area for each lease year, all on a triple net "fully carefree" basis. (The Rental Rate times the Rentable Area of the Premises is (i) $42,614.00 or $3,551.17 per month for each lease year.

    (b) Operating Charges ("CAM").  Tenant's percentage of CAM charges is
26.2 %, which has been calculated by a factor, the numerator of which is 3,874, being the Rentable Area and the denominator of which is 14,796 being the total Rentable square feet of the Project.

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6.  Fit-up Allowance.  $14.00 per square foot of useable space, below Sheetrock ceiling exclusive of areas which are shared or used for delivery or refuse collection, being 3,480 square feet.

7.  Permitted Use.  General Office/Warehouse

8.  Trade Name.  Enstar Networking Corporation

9.  Lease Deposit.  $10,000.00

10.  Landlord Address.

     Lexmark Office One Partners, LLP
     c/o Lexmark Development Company., LLC
     1535 42nd St. SW, Unit 300A
     Fargo, ND 58103

11.  Data Sheet Acknowledgement Signatures.

     Lexmark Office One Partners, LLP
     By Its Managing Partner

     Lexmark Development Company, LLC       Enstar Networking Corporation

     By: /s/Robert H. Leslie                By: /s/Thomas S. Wargolet
         -------------------                    ---------------------
         Robert H. Leslie                       Thomas S. Wargolet
         Its:  President                        Its:  Vice President,
         Landlord                                     Finance and Operations

                                            By: /s/Jerry Mears
                                                --------------
                                                Jerry Mears
                                                Its:  Regional Manager
                                                Tenant

         --------------------                   -------------------
         Date                                   Date















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1.  PREMISES:

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and upon the conditions hereinafter provided, the Premises described in Item 1 of the Data Sheet. The Premises are to be located in the mixed-use commercial building in Fargo, North Dakota, commonly known as 1402 43rd St. SW, Fargo, North Dakota and legally described as West 1/2 of Lot 6, Block 1, West Acres 2nd Addition to the City of Fargo, Cass County, North Dakota (such land and building are hereafter referred to as the "Project").

1.2 Landlord shall construct the Project generally in accordance with the Project description as contained in Exhibit A. Landlord shall cause Tenant's Premises to be constructed as closely as reasonably practicable, to the description/specifications for the Premises, as set forth on Exhibit B. The Premises and the Project as a whole shall be constructed with quality workmanship and materials and shall be made ready for Tenant's fixturing by the Scheduled Commencement Date, except to the extent delayed by strikes, material or labor shortages, action or inaction of Tenants, and other such matters as to which Landlord has little or no control. In the case of any such permissible delay, the Scheduled Commencement Date shall be set back accordingly.

1.3 If agreed to by the Parties, Tenants' occupancy of the Premises for any purposes, shall be deemed possession by Tenant for all purposes under this Lease; provided that Landlord shall be obliged to complete any unfinished portions of the Project and the Premises which are the responsibility of the Landlord. However, Landlord shall be excused from the consequences of any delay relating to any premature occupancy of the Premises by Tenant.

1.4 To that the extent that the Premises include (whether the use is exclusive or non-exclusive) any mechanical, receiving, storage, delivery or refuse collection space, Tenant acknowledges that Landlord shall not be obliged to finish such space beyond insulation, sheetrock and suspended lighting appropriate for such type of space., excepting any such space as may be specifically included Exhibit B.

1.5 If the Premises include, or have access to, a shared vestibule or other common interior access to the area occupied exclusively by Tenant, Tenant agrees to such joint use. If the Premises share a mechanical room with other parts of
the Project, Tenant also agrees to such joint-use.   Tenant agrees to share in
the cost of the cleaning and other maintenance of such joint-use space(s), with the other Tenants who also have the use of such space(s). Such cost shall be allocated among those Tenants in such proportion as Landlord deems fair (e.g., per square foot of Rentable Area or per Tenant), or as the affected Tenants otherwise agree.

2.  RENTABLE AREA:

The Rentable Area of the Premises is estimated to be the area set forth in
Item 1 of the Data Sheet. The actual Rentable Area of the Premises shall be measured from the inside surface of the walls. No deduction shall be made for columns or other structural or mechanical elements or areas within the Premises.

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If the Premises shall ever include a mezzanine, its area shall be included.
Rentable Area includes any receiving, storage, delivery or trash area included within the definition/description of the Premises. In addition thereto, the actual Rental Area shall include the Tenant's proportionate share of any shared space with other tenants of the Project. The Rentable Area of all areas as to which a Rentable Area determination is required will be determined in accordance with this Lease by a licensed architect or engineer selected by Landlord, who will deliver to Landlord and Tenant an appropriate certificate prior to the date such determination becomes necessary under this Lease; provided, however, that the Rentable Area of the Premises in any event be deemed not to exceed 3,874 square feet. Each such certificate will be conclusive and binding upon the parties hereto. Tenant will pay Base Rent and additional rent on the basis of the Certificate's determination of the Rentable Area, and, upon such resolution, Landlord and Tenant will make appropriate cash adjustments between them.

3.  TENANT'S IMPROVEMENTS:

The Tenant shall fixture the Premises to its satisfaction (the "Tenant Improvements") at Landlord's expense; provided, however, that Landlord's obligation for such Tenant Improvements shall not exceed the Fit-up Allowance on the Data Sheet unless the parties hereto agree otherwise. In that regard the Tenant has requested the Landlord to arrange with such contractor(s) that it may determine to perform the Tenant's improvements as specified in Exhibit B, Tenant's Floor Plan and Work Letter. In that regard the Landlord shall provide the Tenant with a fit-up allowance as set forth in Data Sheet Item No. 6. To the extent that the Tenant approved finishing of the Premises exceeds the fit-up allowance, (referred to as "excess fit-up") the Landlord shall pay for the cost of such excess fit-up and shall charge to the Tenant, the cost of such excess fix-up, which shall be paid at the Tenant's option by (i) invoice payable within thirty (30) days from Commencement Date, or alternatively (2) by way of additional rent the amortized cost of such fit-up, together with interest thereon at the rate of ten (10%) per centum per annum, compounded annually.
All such fit-up improvements shall be the property of Landlord. Landlord is under no obligation to make any structural or other improvements, alterations, decoration, additions or improvements in or to the Premises except as may be mutually agreed upon between the Landlord and the Tenant. If the total cost of the Tenant Improvements shall be less than the Fit-up Allowance ("Excess Allowance"), Landlord shall pay to the Tenant the Excess Allowance by cash payment within thirty (30) days after the Tenant has commenced doing business in and is paying rent for the Premises. In the event that the Landlord shall fail to pay the Excess Allowance on the date when due and shall fail to make such payment within fifteen (15) days after receipt by the Landlord of additional written notice from the Tenant that such payment is due, the Tenant shall be authorized to deduct from the next payment(s) of Basic Rent due under the Lease, an amount not exceeding in aggregate the Excess Allowance. Prior to substantial completion of the Tenant Improvements, the tenant shall inspect the Premises, Landlord shall demonstrate all systems and Landlord and Tenant shall prepare and execute a punchlist. The punchlist shall list incomplete, minor and insubstantial details of construction, necessary mechanical adjustments, and needed finishing touches. Landlord shall complete the punchlist items within thirty (30) days after the Commencement Date. Landlord will promptly correct any latent defects as they become known to Landlord, or if Tenant notifies Landlord

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of a latent defect within thirty (30) days after Tenant's notice.  Tenant shall have the right to request and authorize changes, to the construction documents during construction. All such changes shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, delayed, or conditioned, and shall be delivered within three (3) days after receipt thereof. Prior to commencing any change, whether requested by the Tenant or not, Landlord shall prepare and deliver to Tenant for Tenant's approval, a change order setting forth the totla cost of such change which will include associated architectural and engineering fees and any delay in substantial completion caused by that change order. If Tenant fails to approve such change order within one (1) business day after delivery by Landlord, the change order shall not be implemented. Upon Landlord's receipt of Tenant's approval, Landlord shall proceed with the change. Any change orders made subsequent to the awarding of a contract, which do not involve or adjust the pricing of the Tenant Improvements, shall not be charged to Tenant, or be a Tenant Improvement cost. In the event that any change orders required by Tenant, or a Tenant request for a change order which is not implemented causes additional Tenant Improvement costs to be incurred, Tenant shall be notified of the additional costs and shall pay for the same within thirty (30) days after receipt of Landlord's Statement of Cost, to the extent the total Tenant Improvement costs, including cost of such change order exceeds the Fit-up Allowance. This process for the completion of change orders shall be included in the construction contract between the Landlord and the contractors selected to construct the Tenant Improvements.

4.  TERM:

The term of this Lease shall commence upon the "Commencement Date", which shall be:
     the Scheduled Commencement Date set forth in Item 3 of the Data Sheet, which shall be October 1, 1998; or

     the first business day following the last of the Fixturing Days set forth in Item 4 of the Date Sheet which Fixturing Days commence to run on the date Landlord delivers possession of the Premises to Tenant with Landlord's work substantially completed in accordance with Exhibit B.

However, if Tenant commences business in any portion of the Premises prior thereto, the Commencement Date shall be the date Tenant so commences business. Landlord shall give at least seven (7) days notice of the estimated delivery date. Following the Commencement Date the term of this Lease shall continue for the Term as set forth in Item 2 of the Data Sheet. Any entry by Tenant prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Base Rent. Notwithstanding anything contained herein to the contrary, Tenant, Tenant's agents, contractors and employees may enter the Project, the Common Area and the Premises prior to the Fixturing Days for the sole purpose of installing Tenant's phone lines and data cabling and equipment provided that (1) such entry for such limited purpose shall not unreasonably interfere with the Landlord's work pursuant to Exhibit B, and (2) such entry shall not be deemed to be any form of occupancy of the Premises or the Project, or an acceptance of any defective work, by the Tenant.


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4.1  If the Commencement Date shall not have occurred, by January 15, 1999, either party may, by notice to the other, terminate this Lease, whereupon each party shall be relieved from any further liability hereunder, and all funds advanced shall be returned to the advancing party.

4.2 Landlord will prepare a Supplement to this Lease confirming the Commencement Date, Expiration Date and the Rentable Area of the Premises. Tenant shall execute and return such Supplement within ten (10) business days after submission unless Tenant gives written notice specifying in reasonable detail Tenant's objections thereto.

4.3 Notwithstanding anything in the Lease to the contrary, it is expressly understood and agreed between the parties hereto that the Tenant is granted an option to cancel this Lease, upon at least 180 days written notice to the Landlord, after the completion of the thirtieth (30th) month of the Lease Term. In the event that the Tenant shall exercise its option to cancel the Lease aforesaid, the Tenant shall pay to the Landlord as liquidated damages a sum equal to any and all unamortized Tenant Improvements, whether within the tenant Fit-Up Allowance, or in excess thereof, as well as any and all unamortized leasing commissions. The foregoing shall be amortized on a straight-line basis over the original term of the Lease.

In the event that the Tenant shall exercise its option to cancel the Lease, pursuant to the provisions of this Section, the Tenant shall permit the Landlord, or its representatives, to enter the Premises to exhibit same to prospective tenants, during reasonable business hours. The Landlord shall provide the Tenant 24 hours notice of such exhibition. The Landlord shall use reasonable efforts not to interfere with the conduct of the Tenant's business. The Landlord shall in no event be liable to the Tenant for any damages in connection with entry for such exhibition.

5.  BASE RENT:

Tenant shall pay as monthly "Base Rent" for the Premises one-twelfth (1/12) of the product of: (i) the Rental Rate set forth in Item 5 of the Data Sheet, times
(ii) the number of square feet of Rentable Area of the Premises. If the Data Sheet provides for a subsequent adjustment of the Rental Rate, all references in this lease to the "Rental Rate" shall, after the date such adjustment is to occur, be deemed to be references to such adjusted rental rate. The Base Rent shall be paid in monthly installments, in advance, on the first day of each and every calendar month during the Term. If the initial or final month of the Term of this Lease is less than a calendar month, Base Rent for such partial month shall be prorated at the rate of one-thirtieth of the monthly Base Rent for each day, payable in advance. Tenant will pay said Base Rent, together with Operating Costs and all other amounts due under this Lease, to Landlord at Landlord Address set forth in Item 10 of the Data Sheet, or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. Tenant's obligation to pay the Base Rent, Operating Costs and other amounts due under this Lease is an independent covenant, not subject to any abatement, deduction, counterclaim, reduction, setoff or defense of any kind whatsoever. On the provison that the Tenant executes this Lease on or before Wednesday, September 23, 1998, and delivers an executed copy to the Landlord,

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the Landlord will abate, in favor of the Tenant, the Base Rent otherwise payable by the Tenant pursuant to the provisions of this Lease, for a period 2 months, beginning December 1998 and January 1999.

6.  COMMON AREAS:

The term "Common Areas" is defined as all areas and facilities within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and all other Tenants of the Project and their respective employees, suppliers, shippers, customers, and invitees, including parking areas, loading and unloading areas, trash areas (if accessible by all Tenants), roadways, sidewalks, walkways, parkways, driveways, and landscaped areas.

6.1 Landlord hereby grants to Tenants for the benefit of Tenant and its employees, suppliers, shippers, customer, and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time following three (3) days notice from Landlord. In the event that any unauthorized storage occurs then Landlord, or as otherwise provided in Landlord's written consent, shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the reasonable cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

6.2 Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend, and enforce reasonable and nondiscriminatory rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, and to use reasonable efforts to cause its suppliers, shippers, customers, and invitees to so abide and conform. Landlord agrees to cause its employees, and to use reasonable efforts to cause its suppliers, shippers, customers, other tenants, and invitees to abide by and conform to such rules and regulations. Landlord agrees that all rules and regulations shall be reasonable and shall be promulgated and enforced in a non-discriminatory way. Tenant shall not be required to comply with any new rules and regulations unless the rule or regulation (i) applies to all other tenants in the Project, (ii) pertains to matters of health, safety, sanitation or the operation of utilities and does not materially interfere with Tenant's use, enjoyment or occupancy of the Premises and (iii) shall not materially increase Tenant's obligations under this Lease nor materially decrease any of Tenant's rights hereunder.

6.3 Landlord shall have the right, in Landlord's sole discretion, from time to time; (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape, and number of driveways, entrances,


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parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways; (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to and adequate parking for the Premises remains available;
(iii) to designate other land outside the boundaries of the Project to be a part of the Common Areas; (iv) to add additional buildings and improvements to the Common Areas; (v) to use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Project, or any portion thereof;
(vi) to do and perform such other acts and make such other changes in, to, or with respect to the Common Areas and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate; provided, however, that such actions do not materially interfere with Tenant's ability to conduct its business in the Premises or on the Project, materially increase the Tenant's obligations under this Lease, or materially decrease any of the Tenant's rights hereunder.

7.  VEHICLE PARKING:

Tenant shall, subject to the provisions of Section 7 (c) herein, be entitled to employee and customer vehicle parking, unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Common area parking shall be used only for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles, including semi cabs and trailers, are herein referred to as "Oversized Vehicles."

    (a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, and will use reasonable effort so as not to permit suppliers, shippers, customers, or invitees, to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

    (b) Tenant shall not permit or allow overnight parking or storage of Oversized Vehicles anywhere within the Project.

    (c) The Landlord shall designate, at its discretion, 7 reserved parking spaces, for the employees or customers of the Tenant.

8.  DEPOSIT:

Upon the execution of this Lease, Tenant shall deposit with Landlord a lease assurance deposit, which may be commingled with Landlord's funds and which shall not bear interest. Such deposit shall be returned to Tenant within thirty (30) days after the termination of the Lease provided that Tenant was not in breach of the lease at termination and that Tenant has complied with all of the post-termination provisions of this Lease, including but not limited to Tenant's obligation to repair any damage occasioned by the removal of any fixtures. Landlord may withhold any portion of the deposit required by Landlord to remedy any breach of the Lease by Tenant, to be applied in such order as




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Landlord may determine or as the law may require, including but not limited to the following:

Any of Tenant's obligations advanced by Landlord (such as unpaid utilities); any interest owed to Landlord; unpaid rent; costs of cleaning; repair of damage; costs of collection of any amount owed Landlord; and Operating Cost charges. This provision does not constitute a liquidated damages clause. Landlord reserves the right to pursue all remedies available to it, at law and in equity, for breach of this lease by Tenant, notwithstanding the existence or use of all or any part of the deposit by Landlord.

9.  CONTRIBUTION TO OPERATING COSTS:

Tenant shall, for the entire Term of the Lease, and without any abatement, set-off or deduct therefrom, pay to Landlord as additional rent its Pro Rata Share, as hereinafter defined, of all costs which Landlord may incur in maintaining and operating the Project including the Common Areas. Said costs shall be referred to herein as "Operating Costs" and are hereby defined with respect to any calendar year to include but not be limited to the following costs incurred by Landlord in such calendar year with respect to the Project: all real estate taxes and installments of special assessments (which shall be amortized by the Municipality over the longest period of time the Municipality may permit) and which shall accrue or become a lien against, or are payable in respect of, any part of the Project during the Term of this Lease; all other governmental impositions, including but not limited to amounts payable under assessment agreements, gross receipts taxes and taxes on rentals (other than income taxes) relating to the Project; the costs of providing heating, cooling and utilities to any Common Areas, including any common signs; insurance (including but not limited to liability insurance and fire and casualty insurance with rental abatement endorsement, boiler and pressure vessel insurance, war risk insurance, and owners protective liability insurance), security, landscaping, janitorial and cleaning services for any Common Area;
all management fees, including expenses reimbursable to any manager and rental of property management office; fees for professional services; (all fees of which shall be in accordance with generally accepted accounting principals), charges under maintenance and service contracts for any Common Area; all supplies purchased for use in the Common Areas of the Project; all maintenance and repair costs for any Common Areas of the Project; subject to the provisions in the next paragraph regarding leasing of capital items, equipment rental; subject to the provisions set forth in the next paragraph, the depreciation of the cost of capital improvements made to (i) reduce Operating Costs or limit increases therein to the extent that Operating Costs are reduced or increases are limited, or (ii) required by Landlord's insurance carrier or (iii) subject to Sections 10.3 and 10.4, required by any law, rule, regulation or order of any governmental or quasi-governmental authority having jurisdiction over the Premises or Project; and any and all other costs of operation, whether ordinary or extraordinary, to the extent relating to the operation of the Project as a whole, and not any particular rented space. Operating Costs shall not include direct out-of-pocket costs of the following: leasing commissions and costs of marketing; the cost of constructing leasehold improvements; payments of principal and interest on any mortgages, or other encumbrances upon the Project; the cost (or amortization thereof) of any alteration, addition, change,

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replacement, improvement, repair, or other item which under generally accepted accounting principles consistently applied are properly capitalized, and costs of leasing any such capital items to the extent the annual cost of such lease exceeds the annual amount which would have been charged had such item been purchased and amortized (using an interest rate equal to the Interest Rate set forth in Section 22 and a period equal to the manufacturer's estimated useful life of the item; the cost of any items for which Landlord is directly reimbursed by insurance proceeds, condemnation awards, a tenant of the Project or the like; wages, salaries or other compensation paid to executive employees of Landlord or the property manager ranking above the highest-ranking, on-site employee; costs associated with the operation of the business of the entity which constitutes Landlord, which costs are not directly related to maintaining or operating the Project (by way of example, the formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits related to maintaining or operating the Project, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, and costs of any disputes between Landlord and its employees); any expense representing an amount paid for products or services (other than overall property management) to a person or entity relating to or affiliated with Landlord which is in excess of the fair market value of such services and products; fees incurred in disputes with tenants; costs of remediation of Hazardous Materials which are (i) in or on the Project as of the date of this Lease and which are classified as Hazardous Materials as of the date of this Lease under laws in effect as of the Commencement Date of this Lease, or (ii) which are subsequently brought onto the Project by Landlord or with the express consent of Landlord and which are on the date of their introduction onto the Project classified as Hazardous materials under laws in effect as of the date of such introduction, excluding in the case of both (i) and (ii) above; lawful use and disposition of reasonable quantities of supplies used in the ordinary course of operation and maintenance of like projects; and expenses incurred by individual Tenants for the direct benefit of their own leased space. Operating Costs shall further not include (i) costs attributable to enforcing leases against other tenants in the Project, such as attorney's fees, court costs, adverse judgments and similar expenses, (ii) costs that are reimbursable to the Landlord by tenants as a result of provisions contained in their specific leases, such as excessive use of utilities, (iii) costs incurred due to violations by Landlord of any of the terms and conditions of any leases in the Project, (iv) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, (v) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be or a capital nature, (vi) all items and services for which tenants reimburse Landlord or pay third persons or which Landlord provides selectively to one or more tenants without reimbursement,
(vii) repairs and other work occasioned by fire, windstorm or other casualty,
(viii) costs incurred in operating and maintaining the parking facilities if Landlord charges for parking, (ix) any costs, fines or penalties incurred due to violations by Landlord or any governmental rule or authority, (x) costs for sculpture, paintings or other objects of art, (xi) the costs of correcting any code violations that occurred prior to the commencement of the term, (xii) costs attributable to repairing items that are covered by warranties, (xiii) repairs and maintenance performed in a Tenant's exclusive space and not in the common

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areas, (xiv) penalties for late payment of real estate taxes, (xv) costs of insurance coverage not customarily carried by landlords of similar buildings in the area in which the Project is located, (xvi) costs of management fees in excess of rates standard for first class office buildings in the area in which the Project is located, (xvii) costs of bad debts, rent delinquencies or reserves for same, (xviii) costs of any sprinkler installation in the Project,
(xix) costs of compliance with the Americans with Disabilities Act or with other handicap access rules and regulations applicable to the Project, (xx) net income, franchise, capital stock, state, inheritance, transfer, succession and gift taxes and any tax or increase in tax which is imposed as a result of a change in ownership of the Project, (xxi) costs of compliance with laws, ordinances, rules, regulations or governmental or quasi-governmental directives regarding the indoor air quality of the Premises or the Project and the maintenance of any heating, ventilating and air conditioning equipment or system in the Premises or the Project.

9.1 Prior to the Commencement Date and prior to the first day of each calendar year after the Commencement Date, or as soon as reasonably possible after the first day of such calendar year, Landlord will furnish Tenant with a statement of estimated Operating Costs for that calendar year ("Estimated Operating Costs"). Tenant shall pay on the first day of each calendar month during the Term, as additional rent hereunder, one-twelfth (1/12)(or rentable portion thereof for partial months) of Tenant's Pro Rata Share of Estimated Operating Costs. The estimated amount of Tenant's Operating Costs for the initial year of the Lease is $13,985.14 and shall be paid in annual installments in the amount of $3.61 per square foot which shall be payable monthly beginning on the Commencement Date.

9.2 Tenant's "Pro Rata Share" is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of all areas in the Project designated by Landlord for lease, excluding separately-leased storage and separately-leased parking areas. Rentable Area shall be determined in accordance with Section 2 above.

9.3 Within a reasonable time after the expiration of each calendar year, Landlord shall submit to Tenant a statement setting forth the actual Operating Costs of the Project for such calendar year ("Actual Operating Costs"),
(a) Tenant's Pro Rata Share of Actual Operating Costs, and (b) the aggregate of Tenant's payments of Estimated Operating Costs for such year. Within sixty (60) days after the delivery of such statement (including any statement delivered within eighteen (18) months after the expiration or termination of the Term of this Lease), the party in whose favor the difference, if any, between (a) and
(b) exists shall pay the amount of such difference to the other; provided, however, that overpayments by Tenant may at Landlord's option be credited against future payments of Estimated Operating Costs except with respect to the last year of the Term. Landlord's books and records relating to Actual Operating Costs for any particular calendar year shall be available for inspection by Tenant, during the ninety (90) day period following delivery of Landlord's statement with respect to such year, and during normal business hours upon prior appointment at Landlord Address set forth in Item 10 of the Data Sheet or such other address within the Fargo, North Dakota, metropolitan area as designated by Landlord in notice to Tenant. Each statement furnished by

Landlord hereunder shall constitute a final determination upon Tenant unless Tenant shall within ninety (90) days after delivery give written notice to Landlord that Tenant disputes the accuracy thereof, which notice shall specify in reasonable detail the claimed inaccuracies of the statement. Disputes pertaining to Operating Costs shall be resolved pursuant to arbitration in accordance with the attached Exhibit "C".

9.4 Landlord may at its option by thirty (30) days written notice to Tenant change its accounting year hereunder from the calendar year to a fiscal year, making such adjustments from the end of the last calendar year to the commencement of the first full fiscal year as shall be appropriate pursuant to generally accepted accounting principles. Upon such change, references in this
Section 9 to a calendar year shall be deemed to be references to a fiscal year.

9.5 When in the reasonable determination of Landlord any service, provided by Landlord is provided disproportionately either to the Premises or to any other premises within the Project, then the Operating Cost per square foot payable hereunder may be increased or reduced, as the case may be, by Landlord's determination of the increased or reduced cost per square foot of such disproportionate service. In the case of unoccupied space, those elements of Operating Costs that increase with occupancy shall be adjusted upward to the amount that would be incurred if the Project were fully occupied. However, in no event shall such adjustment permit Landlord to collect from tenants in the Project, as Operating Costs, more than 100% of actual Operating Costs attributable to such adjusted elements.

10.  USE:

Office/Warehouse: If the Premises constitutes office/computer warehouse space, Tenant will use and occupy the Premises solely for general office and warehouse purposes as stated in Item 7 of the Data Sheet, or any other lawful use, save and except any use in the insurance industry. Tenant will not use or occupy the Premises for any unlawful purpose, or in contravention of any deed restrictions, and will comply with all present and future laws, ordinances, regulations and orders of all governmental units having jurisdiction over the Premises. Tenant shall not cause or permit any unusual noise, vibrations, odors or nuisance in or about the Premises. Landlord disclaims any warranty that the Premises are suitable for Tenant's use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

10.1 Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises, which will in any way increase the rate of fire insurance or other insurance on the Project; if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to activity or equipment of Tenant in or about the Premises, Tenant shall be liable for such increase and shall reimburse Landlord therefor; provided, however, that Tenant has a reasonable opportunity to contest such rating. Tenant shall, as soon as possible, discontinue or cause the discontinuance of such conduct or shall remove such equipment upon Landlord's demand made at any time thereafter.

10.2 Tenant shall not install, use, generate, store or dispose of in or about the Premises any Hazardous Material, as defined below, without Landlord's written approval of each Hazardous Material; provided, however, that no such notice shall be required for immaterial quantities of Hazardous Materials customarily used in [office/retail] business operations so long as Tenant uses such Hazardous Materials in accordance with all applicable laws. Tenant shall indemnify, defend and hold Landlord harmless from and against any claim, damage or expense arising out of Tenant's installation, use, generation, storage, or disposal of any Hazardous Materials.

Landlord hereby warrants that as of the date of this Lease there are no Hazardous Materials currently existing on, in or under the Project and that there are no underground storage tanks under the Project. Tenant hereby covenants and agrees that it will not discharge any Hazardous Materials on, in or under the Project. Landlord represents Landlord shall require each tenant in Project to also covenant not to discharge Hazardous Materials in, on or under the Project, and that the Landlord shall use reasonable efforts to enforce such covenants. Each party shall fully indemnify and hold the other party harmless from any liability, damage, loss, cost or expense that the other party might otherwise suffer form the other party's breach or default of its warranties or covenants, as the case may be in this Section. The indemnity of this Section shall survive the expiration of other termination of this Lease for a period of six (6) months from the expiration or earlier termination of this Lease. "Hazardous Materials" means and includes any of the substances, materials, elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") and the list of toxic pollutants designated by the United States Congress or the EPA or any substances, materials, elements or compounds designated by any other federal, state or local statute, law ordinance, code rule, regulation, order or decree now or at any time in the hereafter, in effect regulating, relating to, or imposing liability of standards of conduct concerning any hazardous, toxic, dangerous, restricted or otherwise regulated waster, substance or material, as now or at any time hereafter in effect.

10.3 Landlord warrants to Tenant that the Premises are currently in compliance with the Americans With Disabilities Act of 1990 and all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same have been amended to the date hereof (the "ADA"), and agrees that Landlord shall be responsible, at its sole cost and expense, for compliance with the ADA, as hereafter modified, amended or supplemented, with regard to the Premises and the building in which the Premises are located and the property on which the same are located. The Landlord agrees to indemnify, defend and save harmless Tenant from and against any and all liabilities, claims, demand, costs, and expenses of every kind and nature arising out of the failure of Landlord to comply with ADA.

10.4 Notwithstanding anything to the contrary herein, Tenant shall only be obligated, and shall be solely responsible, for complying with any laws, ordinances, regulations or orders ("Legal Requirements") which are Tenant Generated (as defined herein) whether such Legal Requirements are structural or nonstructural in nature. Landlord shall be solely responsible for compliance with Legal Requirements which are Landlord Generated (as defined herein) or are General Requirements (as defined herein), whether the same are structural or nonstructural in nature. "Tenant Generated" shall mean that the Legal Requirement was made necessary by any act or work performed by Tenant or by the particular nature of Tenant's use or by the particular manner in which Tenant conducts its permitted use. "Landlord Generated" shall mean that the Legal Requirement was made necessary by any act or work performed by Landlord or its agents. If the Legal Requirements are neither Tenant Generated or Landlord Generated, then such requirements shall be referred to as "General Requirements".

11.  ASSIGNMENT AND SUBLETTING:

Tenant will not assign, transfer, mortgage or encumber this Lease or sublet or rent or permit occupancy or use of the Premises, or any part thereof by any third party; nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise, (any of the foregoing being hereinafter referred to as an "Assignment") without in each such case obtaining the prior written consent of Landlord, which consent shall be subject to Landlord's discretion, which consent shall not be unreasonably withheld. The consent by Landlord to any Assignment shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any transferee under an Assignment constitute an acceptance of the Assignment or a waiver or release of Tenant or any transferee of any covenant or obligation contained in this Lease, nor shall any Assignment be construed to relieve Tenant from the requirement of obtaining the consent in writing of Landlord to any further Assignment.

Notwithstanding anything contained herein to the contrary, Tenant shall be entitled, without the consent of the Landlord and without triggering any right of the Landlord to terminate or cancel this Lease, to assign this Lease or any interest thereunder, to any subsidiary or affiliate of the Tenant. The term "affiliate" shall include any corporation or other entity, which controls, is controlled by, or is under common control with the Tenant. No merger, consolidation or other reorganization of Tenant or the sale or transfer of any or all of the common stock of the Tenant shall be deemed an assignment or sublease, by operation of law or otherwise within the meaning of this Section. The term "Assignment" shall not include an assignment of this Lease or any interest thereunder, to any subsidiary or affiliate of the Tenant, or a merger, consolidation or other reorganization of Tenant or the sale or transfer of any or all of the common stock of the Tenant, where the Tenant controls or is controlled by or is under common control of the corporation of other entity.

11.1 If Tenant desires at any time to make an Assignment, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord
(i) the name of the proposed assignee, mortgagee, subtenant or other transferee (any of the foregoing being hereinafter referred to as an "Assignee"), (ii) the nature of the proposed Assignee's business to be carried on the Premises, (iii) a copy of the proposed Assignment agreement and any other agreements to be entered into concurrently with such Assignment, including full disclosure of all financial terms, and (iv) such financial information as Landlord may reasonably request concerning the proposed Assignee. Tenant shall pay to Landlord a reasonable fee for Landlord's expenses, including attorneys' fees, in reviewing such proposed Assignment, which fee shall not exceed the sum of Five Hundred Dollars ($500.00). Neither the furnishing of such information nor the payment of such fee shall limit any of Landlord's rights or alternatives under this
Section 11.

12.  MAINTENANCE:

Tenant agrees to keep and maintain the Premises and the fixtures and equipment therein in first class, properly functioning, safe, orderly and sanitary condition, ordinary wear and tear and casualty damage to the extent covered by insurance and damage not caused by the fault or negligence of the Tenant excepted, will suffer no waste or injury thereto, and will at the expiration or other termination of the Term of this Lease, surrender the same with all improvements in the same order and condition in which they were on the Commencement Date, or in such better condition as they may hereafter be put, ordinary wear and tear and casualty damage to the extent covered by insurance and damage not caused by the fault or negligence of the Tenant excepted. Landlord agrees to assign all warranties to Tenant that Landlord receives from contractors or subcontractors providing labor, material or equipment for the construction of the Tenant Improvements which are applicable to any aspect of the Useable Area of the Premises which Tenant is obliged to maintain pursuant to Section 12; or, if such warranties are nonassignable by Landlord, Landlord agrees to cooperate with Tenant in enforcing such warranties in the event that any damage occurs to, or any defect is discovered in, the Premises and which is covered by such warranties. Landlord shall make all necessary repairs to the outer walls, roof, downspouts, gutters and basic structural elements, electrical, plumbing, heating, ventilating and air conditioning system and common areas of the Project. Landlord shall also make all necessary repairs to the portions of the building systems (plumbing, sewage, heating, air conditioning and electrical) providing service jointly to the Premises and other portions of the Project. Tenant shall be responsible for all other portions of the building systems serving the Premises, if due to the negligence or default of Tenants. Notwithstanding anything apparently to the contrary in this Section, any cost of repairs or improvements to the Project, to the Premises or to any common areas which are occasioned by the negligence or default of Tenant, its officers, employees, agents or invitees, or by requirements of law, ordinance or other governmental directive and are occasioned by the Tenant's use and occupancy of the Premises or the installations of Tenant in the Premises shall be paid for by Tenant, as additional rent hereunder, immediately upon billing.

Landlord shall comply with all present and future laws, ordinances, rules, regulations or governmental or quasi-governmental directives (including without limitation those requirements of the Occupational Safety and Health Administration that relate to the Premises) regarding the indoor air quality of the Premises or the Project and the maintenance of any heating, ventilating and air conditioning equipment or the system in the Premises or the Project.

13.  ALTERATIONS; SIGNS; EQUIPMENT; MOVING:

Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. As a condition precedent to consent of Landlord hereunder, Tenant agrees to obtain and deliver to Landlord such security against mechanic's liens as Landlord shall reasonably request. If any mechanic's lien is filed against any part of the Project for work claimed to have been done for, or materials claimed to have been furnished to Tenant, such mechanic's lien shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by making any deposit required by law. Regardless of whether Landlord's consent is required or obtained hereunder: (i) all alterations shall be made in accordance with applicable laws, codes and insurance guidelines, and shall be performed in a good and workmanlike manner, and (ii) if the construction or installation of Tenant's alterations or fixtures causes any labor disturbance, Tenant shall immediately take any reasonable action necessary to end such labor disturbance. All alterations, decorations, additions or improvements in or to the Premises or the Project made by Tenant shall become the property of Landlord upon expiration of the Term and shall remain upon and be surrendered with the Premises as a part thereof without disturbance or injury, unless Landlord requires specific items thereof to be removed by Tenant at Tenant's sole expense, in which event Tenant shall do so prior to the expiration of the Term at its expense, and shall repair any damage caused thereby. The Landlord shall not require the Tenant to remove, at the expiration of the Lease, any of the tenant improvements which were made to the Premises pursuant to the provisions of Section 3 hereof. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right to remove, provided it is not then in default of any term of this Lease, all movable furniture, furnishings or trade fixtures installed in the Premises at the direct expense of Tenant, provided the same is completed with no damage to the Premises.

Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remove any improvements or additions unless Landlord expressly reserves the right to require such removal by written notice to Tenant at the same time Landlord consents to the making of such improvements or additions.

13.1 Tenant shall not place or maintain any sign, advertisement or notice on any part of the outside of the Premises or the Project except (i) such place, number, size, color and style as has been approved in writing by Landlord, which approval shall not be unreasonably withheld and (ii) in accordance with the sign criteria to be developed by Landlord. Any such signs shall be at the sole expense of Tenant. Tenant shall remove all signs at the expiration or termination of this lease and restore the affected area to a condition comparable to the surrounding area.

13.2 Tenant shall not install any equipment which will or may necessitate any changes, replacements or additions to, or in the use of, any heating, ventilating or air-conditioning system, or electrical system to the extent outside of the Premises, nor any equipment containing Hazardous Materials, without first obtaining the prior written consent of Landlord. Equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Project or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Project shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise and vibration.

13.3 No oversize furniture or equipment or other bulky matter of any description will be received into the Project except as approved by Landlord. All moving of furniture, equipment and other material shall be done at other than normal business hours, be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same unless damage is the direct result of the negligence of Landlord's or Landlord's agents or employees. Unless due to the negligence of the Landlord or Landlord's agents or employees, any and all damage or injury to the premises or the Project caused by moving the property of Tenant in or out of the Premises, or due to the same being on the Premises, shall be repaired by, and at the sole cost of, Tenant. No deliveries or pickups shall be left unattended outside the Premises.

13.4  RIGHT OF ENTRY:

Tenant will furnish a master key to the Premises to Landlord and permit Landlord, or its representative, to enter the Premises, to examine, inspect and protect the Premises, and to make such alterations, renovations, restorations and/or repairs as in the judgment of Landlord may be deemed necessary or desirable for the Premises, for any other premises in the Project, or the Project itself (including access to distribution systems above the ceiling of the Premises), or to exhibit the same to prospective tenants during the last six
(6) months of the Term of this Lease or during any period Tenant is in default hereunder, or to prospective purchasers or lenders at any time. Landlord shall use reasonable efforts to not unreasonably interfere with the conduct of Tenant's business, but Landlord shall in no event be liable to Tenant for any damages in connection with such entry or installation, unless due to the gross negligence of the Landlord or Landlord's agents or employees. Except in the case of entries to supply janitorial or other services, if any, Landlord shall give reasonable notice, not less than twenty-four (24) hours in advance, to Tenant of any entry into the Premises, provided that in the case of an emergency Landlord shall only be required to provide such notice as is consistent with the nature of the emergency.

14.1 Landlord reserves the right to impose such security restrictions in any common areas as it deems appropriate.

15.  SERVICES AND UTILITIES:

During Project business days and hours as established by Landlord from time to time, Landlord shall arrange for reasonably adequate grounds-keeping and snow removal services during such seasons of the year when such services are normally furnished in the Fargo-Moorhead metropolitan area. Charges for such grounds keeping and snow removal services shall be part of the Operating Cost allocated among the Tenants of the Project. Landlord will not be liable for any loss or damage resulting from temporary interruption of the above utilities and services due to repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any cause beyond Landlord's control, except to the extent that the same is caused by the negligence or willful act or omission of Landlord's agents or employees. Landlord will use reasonable efforts to notify Tenant in advance of any temporary interruption of service. No such interruption of failure of these services will deemed to be an eviction of Tenant or will relieve the Tenant from any of its obligations under this Lease; provided, however, that
(1) Base Rent and additional rent applicable to any space rendered Untenantable, as defined below, for more than five (5) days by such interruption or failure will equitably abate from and including the sixth (6th) day of such interruption or failure and continuing until the space is no longer Untenantable, and (2) if such space remains Untenantable after the date ten (10) days after such interruption or failure, Landlord will reimburse Tenant for all costs reasonably paid by Tenant to lease alternative premises during the period of Untenantability after such date and all costs reasonably paid by Tenant to move to and from such alternate premises. Landlord will restore utilities and services as rapidly as possible. If Landlord fails to restore such utilities and services within thirty (30) days, Tenant may restore them and Landlord will reimburse Tenant for any such costs. If Landlord fails to reimburse Tenant for any amounts requested by Tenant under this Section 15 within ten (10) days after Tenant's written request (which request shall include reasonable evidence of the amounts paid by Tenant), Tenant may set off the costs of doing so (together with accrued interest on such costs at an annual rate of interest equal to the Interest Rate as defined in Section 22) against installments of Base Rent and additional rent due under this Lease. Tenant shall be permitted to continue to set off against succeeding installments of Base Rent and additional rent until the total amount of such costs and interest have been set off against Base Rent and additional rent under this Lease. The provisions of this Section 15 will not apply, and will be superseded by the provisions of Section 18 and 19 of this Lease, if utilities or services are interrupted in conjunction with damage to the Premises or Project caused by a casualty. "Untenantable" means that the space in question is in such a condition that the Tenant is unable to reasonably conduct business in such space in a normal fashion without reasonable inconvenience.

15.1 Tenant shall pay before same become delinquent, all charges made by any public or private utility or others, for utility services furnished to or placed upon the Premises beginning upon Tenant's occupancy of the Premises and continuing thereafter until the later of (a) the termination of this Lease or
(b) the end of Tenant's occupancy. The term "utility services" shall include gas, water, sewage services, trash disposal services, electric power, telephone services, fire line charges and other similar services, to the extent serving only the Premises. The Tenant shall pay to the appropriate utility, as its exclusive additional expense, separately metered electrical and janitorial services.

16.1  WAIVER AND INDEMNITY:

Notwithstanding anything apparently to the contrary in this Lease, Landlord and Tenant hereby release one another and their respective partners, officers and employees and property manager from any and all liability (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by property insurance or coverable by a customary policy of insurance required by Section 17(a) or 17.2(a), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. The releases in the Section will be effective whether or not the loss was actually covered by insurance.

16.1 Notwithstanding anything apparently to the contrary in this Lease, Landlord and its partners, officers and employees and property manger shall not be liable to Tenant, and Tenant hereby releases such parties from all damage, compensation or claims from any cause other than the intentional misconduct or negligence of Landlord or its partners, agents, officers or employees or property manager arising from: loss or damage to personal property or trade fixtures in the Premises including books, records, files, computer equipment, computer data, money, securities, negotiable instruments or other papers; lost business or subject to Section 15, other consequential damage arising out of interruption in the use of the Premises; and any criminal act by any person other than Landlord or its partners, agents, officers or employees.

16.2 Tenant agrees to indemnify, defend and hold Landlord and its partners, officers and employees and property manager harmless from and against any claim, loss or expense arising out of injury, death or property loss or damage occurring in the Premises, except only to the extent caused by the negligent act or omission or intentional misconduct of Landlord or its partners, agents, officers or employees or property manager.

16.3 Landlord agrees to indemnify, defend and hold Tenant and its partners, officers and employees harmless from and against any claim, loss or expense arising out of injury, death or property loss or damage occurring in the common areas of the Project, except to the extent caused by the negligent act or intentional misconduct of Tenant or its partners, officers or employees.

17.  INSURANCE:

Tenant agrees to purchase, in advance, and to carry in full force and effect the following insurance:

     (a) "All risk" property insurance covering the full replacement value of all of Tenant's leasehold improvements, trade fixtures and personal property within the Premises. Landlord shall be named as loss payee only under all such policies covering leasehold improvements.

     (b) Commercial general liability insurance, providing coverage on an "occurrence" rather than a "claims made" basis, which policy shall include coverage for Bodily Injury, Property Damage, Personal Injury, Contractual Liability (applying to this Lease), and Independent Contractors, in current

Insurance Services Office form or other form which provides coverage at least as broad. Tenant shall maintain a combined policy limit of at least $2,000,000 applying to Bodily Injury, Property Damage and Personal Injury, which limit may be satisfied by Tenant's basic policy, or by the basic policy in combination with umbrella or excess policies so long as the coverage is at least as broad as that required herein. Such liability, umbrella and/or excess policies may be subject to aggregate limits so long as the aggregate limits have not at any pertinent time been reduced to less than the policy limit stated above, and provided further that any umbrella or excess policy provides coverage from the point that such aggregate limits in the basic policy become reduced or exhausted. Landlord shall be named as additional insured under all such policies, as its interests may appear.

17.1 Landlord agrees to purchase in advance, and to carry in full force and effect the following insurance:

     (a) "All risk" property insurance coverage on the Project, exclusive of Tenant's leasehold improvements, in such amount as Landlord deems prudent, which shall in no event be less than the replacement cost of the Project.

     (b) Commercial general public liability insurance covering the Project, in a combined single limit amount of at least $2,000,000, and written on an "occurrence" basis.

17.2 At the entry by Tenant on the Premises, Landlord and Tenant shall deliver to the other evidence that the insurance required by this Lease is in full force and effect. At least ten (10) business days prior to expiration of any such coverage, each party shall deliver evidence that the coverage in question will be renewed or replaced upon expiration. Such evidence of insurance shall contain sufficient information to enable Landlord and Tenant to determine whether the other's insurance complies with the requirements of this Lease.
Upon request, Landlord and Tenant shall also furnish to each other with Certificates of insurance from the other's insurance broker or insurer. All polices used to provide the coverage required by this Lease shall (i) be endorsed to require the insurer to provide at least ten (10) days' notice to Landlord or Tenant, as the case may be, prior to cancellation or non-renewal, and (ii) be issued by financially sound companies having an A.M. Best Company rating of at least A:VII.

17.3 If any insurance required hereunder ceases to be available, or is available on terms so unacceptable that prudent landlords or tenants, as the case may be, generally do not carry such insurance, then in lieu of such insurance the pertinent party may carry the most comparable insurance which is available and generally carried by prudent parties.

18.  FIRE OR OTHER CASUALTY:

If the Premises or the Project shall be damaged by fire or other cause Landlord shall at its option either (a) undertake to restore such damage with all due diligence, or (b) in the event the Premises or the Project are damaged by fire or other cause to such extent that damage cannot, in Landlord's sole judgment, be economically repaired within ninety (90) days after the date of such damage (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company and using normal construction methods without overtime or other premium), terminate this Lease, by notice given to Tenant within sixty (60) days after the date of the damage. In the event that the Landlord can not repair or restore such damage to the Premises within one hundred and eighty (180) days after the date of such damage, the Tenant, may at its option terminate the Lease upon providing the Landlord thirty (30) days written notice thereof. Any termination hereunder by reason of damage to the Premises shall be effective as of the date of the damage. Any termination by reason of damage to the Project but not the Premises shall be effective as of the date notice is given. If Landlord elects to restore, Landlord shall not be obligated to restore any improvements in the Premises which were not owned and constructed by Landlord. The Landlord shall not be obligated to restore the tenant improvements that it caused to constructed prior to the commencement of the Lease. Upon substantial completion by Landlord of its work, Tenant shall undertake to restore its leasehold improvements and trade fixtures with all due diligence. This Lease shall, unless terminated by Landlord pursuant to this
Section 18, remain in full force and effect following such damage, and, in the case of damage to the Premises, the Base Rent and additional rent, prorated to the extent that the Premises are rendered Untenantable, shall be equitably abated until such repairs are completed; provided, however, that if Tenant does not restore its leasehold improvements and trade fixtures with due diligence, abatement shall cease as of the date restoration could have been completed using due diligence.

19.  CONDEMNATION:

If the whole or any substantial part of the Premises shall be taken or condemned or purchased under threat of condemnation by any governmental authority, then the Term of this Lease shall cease and terminate as of the date when the condemning authority takes possession of the Premises and Tenant shall have no claim against the condemning authority, Landlord or otherwise for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired term of this Lease; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for loss of business or costs of relocation. In the event part of the Project, but not the Premises, is condemned to the extent that the Project cannot, in Landlord's reasonable judgment, be economically restored within one hundred and eighty (180) days after the date of such taking, or, if the taking occurs within the last twelve (12) months of the Lease term, within one (1) month after the date of taking, either the Landlord or Tenant may terminate this Lease by giving written notice to the other party within sixty (60) days after the date the condemning authority takes possession.

20.  CONDOMINIUM

Landlord reserves the right to dedicate all or a portion of the Project, to a business condominium. So long such conversion does not increase Tenant's share of the operating costs, and so long such conversion does not materially impact Tenant's use and enjoyment of the Premise for the purposes for which the

Premises have been leased, no such condominium conversion shall be deemed to be breach of any express or implied covenant of quiet enjoyment.

21.  DEFAULT:

Any one of the following events shall constitute an Event of Default:

     (i) Tenant shall fail to pay any monthly installment of Base Rent or additional rent as herein provided, and such default shall continue for a period of ten (10) days after written notice by the Landlord to the Tenant of such default;

     (ii) Tenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant and such default shall continue for thirty (30) days after notice from Landlord; provided, however, if the nature of the failure is such that more than thirty (30) days are required for performance, then the Tenant shall not be in default, if the Tenant commences performance within the said thirty (30) day period and thereafter diligently proceeds to correct such failure;

     (iii) Tenant shall file or have filed against it or any guarantor of this Lease any bankruptcy or other creditor's action, and in the case of an action filed against Tenant it is not dismissed within sixty (60) days, or make an assignment for the benefit of its creditors.

21.1 If an Event of Default shall have occurred and be continuing, Landlord may at its sole option by written notice to Tenant terminate this Lease. Neither the passage of time after the occurrence of the Event of Default nor exercise by Landlord of any other remedy with regard to such Event of Default shall limit Landlord's rights under this Section 21.1.

21.2 If an Event of Default shall have occurred and be continuing, and Landlord elects to terminate this Lease, Landlord may enter upon and repossess the Premises (said repossession being hereinafter referred to as "Repossession") by force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and property therefrom.

21.3 No termination of this Lease pursuant to Section 21.1 and no Repossession of the Premises pursuant to Section 21.2 or otherwise shall relieve Tanant of its liabilities and obligations under this Lease, all of which shall survive any such termination or Repossession. In the event of any such termination or Repossession, whether or not the Premises shall have been relet, Tenant shall pay to Landlord the Base Rent and other sums and charges to be paid by Tenant up to the time of such termination or Repossession, and thereafter Tenant, until the end of what would have been the Term in the absence of such termination or Repossession, shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of the Base Rent and such other sums and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds, if any, of any reletting effected pursuant to the provisions of Section 21.3 after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorneys fees, alteration costs, and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. At any time after such termination or Repossession, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the then present value of the excess of the Base Rent and other sums or charges reserved under this Lease from the day of such termination or Repossession for what would be the then unexpired term if the same had remained in effect, over the amount of rent Tenant demonstrates that Landlord could in all likelihood actually collect for the Premises for the same period, said present value to be arrived at on the basis of a discount of eight percent
(8%) per annum.

21.4 In addition to all other remedies of Landlord, Landlord shall be entitled to reimbursement upon demand of all reasonable attorneys fees incurred by Landlord in connection with any Event of Default.

21.5 Landlord shall in no event be considered to be in default of Landlord's obligations hereunder for thirty (30) days after receipt of written notice by Tenant to Landlord specifying in detail, the nature of Landlord's failure to perform; but Landlord shall be in default thereafter if it fails to perform within the said thirty (30) day period after receipt of detailed written Tenant's notice. However, if the nature of the failure is such that more than thirty (30) days are required for performance, then the Landlord shall not be in default, if the Landlord commences performance within the said thirty (30) day period and thereafter diligently proceeds to correct such failure.

22.  LANDLORD'S RIGHT TO CURE DEFAULT; LATE PAYMENT;
If Tenant commits an Event of Default (or if any default exists and Landlord has cause for action prior to expiration of Tenant's grace period), then Landlord may, but shall not be required to, make such payment or do such act, or correct any damage caused by such prohibited act and to enter the Premises as appropriate in connection therewith, and the amount of the expense thereof, if made or done so by Landlord, with interest thereon at the Interest Rate (as hereinafter defined) from the date paid by Landlord, shall be paid by Tenant to Landlord and shall constitute additional rent hereunder due and payable with the next monthly installment of rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy of which Landlord would otherwise be entitled.
If any installment of rent is not paid by Tenant within ten (10) days after the same becomes due and payable: the unpaid balance due Landlord shall bear interest at the Interest Rate from the date such installment became due and payable to the date of payment thereof by Tenant, and such interest shall constitute additional rent hereunder which shall be immediately due and payable. The "Interest Rate" as used herein means the lesser of: the maximum rate permitted by law; and three (3) points over the rate of interest publicly announced from time to time by Norwest Bank Minnesota N.A. as its "prime rate", "base rate" or "reference rate", (or if more than one exist, whichever is highest) each change in the interest rate hereunder to become effective on the date the corresponding change in such prime rate becomes effective.

23.  WAIVER:

No waiver by either party of any breach of any agreement herein contained shall operate as a waiver of such agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, nor shall acceptance of rent with knowledge of breach constitute a waiver of the breach, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent, to terminate this Lease, to Repossess the Premises or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

24.  SUBORDINATION:

For the purposes of this Section 24, the term "Mortgage" shall mean at any time, any mortgage of record now or hereafter placed against the Project, any increase, amendment, extension, refinancing or recasting of a Mortgage and, in the case of a sale or lease and leaseback by Landlord of all or any part of the Project, the lease creating the leaseback. For the purposes hereof, a Mortgage shall be deemed to continue in effect after foreclosure thereof and during the period of redemption therefrom.

24.1 This Lease is subject and subordinate to the lien of any Mortgage which may now or hereafter encumber the Project or any development of which the Project is a part. In confirmation of such subordination, Tenant shall, at Landlord's request from time to time, promptly execute any certificate or other document requested by the holder of the Mortgage. Tenant agrees that in the event that any proceedings are brought for the foreclosure of any Mortgage, Tenant shall immediately and automatically attorn to the purchaser at such foreclosure sale, as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Neither the holder of the Mortgage (whether it acquires title by foreclosure or by deed in lieu thereof) nor any purchaser at foreclosure sale shall be liable for any act or omission of Landlord, subject to any offsets or defenses which Tenant might have against Landlord or bound by any prepayment by Tenant of more than one month's installment of Base Rent and additional rent. Notwithstanding anything to the contrary in this Section 24.1, so long as Tenant is not in default under this Lease, this Lease shall remain in full force and effect and the holder of the Mortgage and any purchaser at foreclosure sale thereof shall not disturb Tenant's possession hereunder, nor impose additional obligations or burdens upon Tenant.

25.  RULES AND REGULATIONS:

Tenant shall use the Premises and the common areas of the Project in accordance with the terms of this Lease and such additional nondiscriminatory rules and regulations as may from time to time be reasonably made by Landlord for the general safety, comfort and convenience of the owners, occupants and tenants of the Project, and Tenant shall use reasonable efforts to cause Tenant's customers, employees and invitees to abide by such rules and regulations. Landlord shall use reasonable efforts to cause Landlord's tenants, remployees and invitees to abide by such rules and regulations.

26.  COVENANT OF QUIET ENJOYMENT:

Landlord covenants that it has the right to make this Lease for the term aforesaid and covenants that if Tenant shall pay the rent and perform all of the covenants, terms and conditions of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceable and quietly occupy and enjoy the full possession of the Premises. The term "Landlord" as used in this Lease shall mean solely the owner of the Project and underlying land, or in the case of a sale-leaseback, the Tenant of the underlying land, at the relevant time. The liability of the original Landlord and any successor Landlord under this Lease is limited to its interest in the Project.

27.  NO REPRESENTATIONS BY LANDLORD:

Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Premises or the Project except as herein expressly set forth, and no right, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. No exhibit attached to this Lease nor any other materials provided by Landlord shall constitute a warranty or agreement as to the configuration of the Project or the occupants thereof. Landlord reserves the right from time to time to modify the Project, including common areas, appurtenances and rentable areas, without in any case reducing the obligations of Tenant hereunder; provided, however, that such modifications doe not materially interfere with Tenant's ability to conduct its business in the Premises or on the Project, materially increase Tenant's obligations under this Lease, or materially decrease any of Tenant's rights hereunder. Tenant has no right to light or air over any premises adjoining the Project. Tenant, by taking possession of the Premises, subject to Landlord's obligations to complete check-list items and prepare defective work as set forth in Section 3, accept the same "as is" except as expressly provided in this Lease and such taking of possession shall be conclusive evidence that the Premises and the Project are in good and satisfactory condition at the time of such taking of possession. For the purposes of this paragraph, Landlord and Developer Lexmark Development Company. LLC, shall be deemed to be one and the same. Notwithstanding the foregoing, the Landlord warrants to the Tenant that the Premises are fit for the use set forth in Item 7 of the Data Sheet.

28.  NOTICES:

All notices or other communications hereunder shall be in writing and shall be sent by overnight air express service, (i) if to Landlord at Landlord Address set forth on Item 10 of the Data Sheet, and (ii) if to Tenant, at Enstar Networking Corporation, 7450 Flying Cloud Drive, Eden Prairie, Minnesota, 55344,
Attention: T. Wargolet, unless notice of a change of address is given pursuant to the provisions of this Section. The day notice is given by mail shall be deemed to be the day following the day of mailing.

29.  ESTOPPEL CERTIFICATES:

Tenant agrees at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or a party designated by Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications, (ii) stating the dates to which the rent and other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best of the Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default (iv) agreeing that Tenant and Landlord will not thereafter modify the Lease without the approval of any mortgagee identified by Landlord, and (v) agreeing that, except for any security deposit required herein, Tenant shall not prepay any rent more than thirty (30) days in advance, and (vi) such other matters relating to this Lease as may reasonably be requested. Any such statement delivered pursuant hereto may be relied upon by any owner of the Project, any prospective purchaser of the Project, any mortgagee or prospective mortgagee of the Project or of Landlord's interest, or any prospective assignee of any such mortgagee.

30.  SURRENDER; HOLDING OVER:

Upon the expiration of this Lease or the earlier termination of Tenant's right to possession, Tenant shall immediately vacate the Premises, remove all of its property therefrom, remove any Hazardous Materials installed, used, generated, stored or disposed of by Tenant, and leave the Premises in the condition required by this Lease. Any property not removed shall be deemed abandoned, and Tenant shall be liable for all costs of removal. Should Tenant continue to occupy the Premises or any part thereof, after the expiration or termination of the Term, such tenancy shall be from month to month. If the holdover is with the consent of the Landlord such holdover shall be at the same terms, conditions and rent as in effect during the last month of the term of the Lease, or any renewal thereof. If the holdover is without the consent of the Landlord, then the Base Rent shall be two times that which would otherwise be payable under Section 5. If Tenant's holdover is without the consent of Landlord, neither this Section nor the acceptance of any rent hereunder shall prevent Landlord from exercising any remedy to regain immediate possession of the Premises.

31.  GOVERNMENTAL ACTION:

Wherever in this Lease any terms, covenants or conditions are required to be kept or performed by Landlord, Landlord shall be deemed to have kept and performed such terms, covenants and conditions notwithstanding any act or omission of Landlord, if such act or omission is pursuant to any governmental regulations, requirements, directives.

32.  BROKERS:

Tenant warrants that it has not engaged or dealt with any broker in connection with this Lease other than Jeff Schlossman, of Schlossman and Gunkelman as Tenant agent and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for broker's fees or finder's fees asserted by anyone other than those specified above, on account of any dealings with Tenant in connection with this Lease.

33.  TENANT'S TAXES:

At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon (i) Tenant's equipment, furniture and other personal property located in or about the Premises, and (ii) this Lease or the rent paid hereunder or any portion thereof, excluding any tax measured by Landlord's net income.
 If any such taxes are imposed upon Landlord, Tenant shall pay to Landlord, at least twenty (20) days before the date each installment is due to the taxing authority, the portion allocable to Tenant pursuant to this Section 33.

34.  MISCELLANEOUS:

(a) This is a North Dakota contract and shall be construed according to the laws of North Dakota.
(b) The captions in this Lease are for convenience only and are not a part of this Lease.
(c) If more than one person or entity shall sign this Lease as Tenant, the obligations set forth herein shall be deemed joint and several obligations of each such party.
(d)  Time is of the essence of all provisions of this Lease.
(e) The provisions of this Lease which relate to periods subsequent to the expiration of the Term shall survive expiration.
(f) If any provision of this Lease is invalid or unenforceable to any extent, then such provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.
(g) This Lease contains the entire agreement of the parties with respect to the Premises and Project. This Lease may be modified only by a document in writing executed and delivered by both parties.
(h) Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant, or to create any relationship between the parties other than that of landlord and tenant.
(i) When the consent of any party thereto is required by the terms and provisions of this Lease, the parties agree that such consent shall not be unreasonably withheld, delayed or conditioned unless specifically so stated to the contrary in the applicable section.

(j) Unless the parties hereto agree to the contrary in writing, any dispute arising under this Lease shall be resolved pursuant to arbitration n accordance with attached Exhibit "C".

This Lease shall be binding upon and inure to the benefit of the parties hereto and, subject to the restrictions and limitations herein contained their respective heirs, successors and assigns.

This Lease was executed by the parties as of the date first written above.

Lexmark Office One Partners, LLP        Enstar Networking Corporation
By: Its Managing Partner
Lexmark Development Company, LLC

By: s/s Robert H. Leslie                By: s/s Thomas S. Wargolet
   --------------------------              -----------------------------
Robert H. Leslie,                          Thomas S. Wargolet
Its: President                             Its: Vice-President, Finance
                                                and Operations

                                        By:
                                           -----------------------------
                                           Jerry Mears
                                           Its: Regional Manager


Landlord                                Tenant


---------------------------             ---------------------------
Date                                    Date
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                                      -28-